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                                                                    EXHIBIT 23.2


                        Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated May 3, 1996, with respect to the combined consolidated financial statements of Coinmach Laundry Corporation, and March 20, 1996, with respect to the combined consolidated financial statements of Coinmach Corporation, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-
3587) and related Prospectus of Coinmach Laundry Corporation for the registration of 4,000,000 shares of its common stock.



                                                               ERNST & YOUNG LLP

Melville, New York



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The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 11 to the financial statements.


                                                     /s/  ERNST & YOUNG LLP


Melville, New York
June 14, 1996